AGREEMENT

                                     Between

                                 IVPCARE, INC.,

                                       And

                            INTEGRAMED AMERICA, INC.

         THIS AGREEMENT ("Agreement"), is dated October 1, 2005 and is made and entered into by and between ivpcare, Inc., a Texas corporation with its principal place of business at 7164 Technology Drive, Suite 100, Frisco, Texas 750034 ("IVP"), and IntegraMed America, Inc., a Delaware corporation with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 ("IntegraMed"). IVP and IntegraMed are individually referred to herein as a "Party" and collectively referred to as "Parties."

                                    RECITALS

         0.1 WHEREAS, IVP is a licenced pharmacy specializing in dispensing ingestable, injectable, and infusion drugs, pharmaceuticals, and products related to the treatment of human infertility, pursuant to the prescription of a duly licensed and authorized physician ("Pharmaceutical Products") to end-user patients ("Customers");

         0.2 WHEREAS, IntegraMed has developed, and may develop in the future, relationships, affiliations and associations with certain infertility medical practices, as set forth on Exhibit 0.2 attached hereto, as may be amended from time to time (such existing and any future medical practice and associated infertility medical practices shall hereinafter be referred to collectively as the "Medical Practices");

         0.3 WHEREAS, IntegraMed arranges for the retail distribution of Pharmaceutical Products and educational materials to Customers of the Medical Practices (collectively herein, "Pharmaceutical Services");

         0.4 WHEREAS, IntegraMed will, through a variety of marketing communications, management, and patient education efforts, introduce Customers of the Medical Practices to the availability and benefits of the Pharmaceutical Services it offers (the "Marketing Services") in recognition that on-going communciations with the Medical Practices will facilitate greater penetration and utilization of the Pharmaceutical Services by the Customers of the Medical Practices; it being specifically understood that IntegraMed's efforts shall not be the sole marketing efforts to the Medical Practices, but shall be in addition to certain sales efforts made by IVP pursuant to Section 3.1.7; and

         0.5 WHEREAS, IVP will provide administrative, business, and pharmacy services as are necessary and appropriate for the provision of Pharmaceutical Services to Customers of the Medical Practices (the "Services"); and

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations set forth herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

                  1.1.1 "Cost of Operations" shall mean a monthly fee recorded by IVP on the last day of each month for the items described in Section
         2.1 below. Cost of Operations shall equal that percentage of the Net Sales realized or accrued during the current month as set forth on
         Exhibit 1.1.1 attached hereto, as may be amended from time to time.

                  1.1.2 "Cost of Pharmaceutical Products" shall mean the cost of Pharmaceutical Products sold by IVP resulting in Net Sales to Customers of Medical Practices and shall equal IVP's wholesale cost for such Pharmaceutical Products, as set forth on Exhibit 1.1.2 attached hereto, as may be amended from time to time.

                  1.1.3 "Collections" shall mean all payments actually received by IVP from the distribution of Pharmaceutical Products to Customers of the Medical Practices and the provision of Pharmaceutical Services hereunder.

                  1.1.4 "Cycle Kit" shall mean the packaging format and patient education materials that IVP supplies to Customers of the Medical Practices under the trade name "Cycle Kit(TM)."

                  1.1.5 "Direct Costs" shall mean the cost of outside accountants and attorneys who provide services directly related to Net Sales.

                  1.1.6 "Employees" shall mean such accounting, nursing, pharmacy, secretarial, receptionist, and billing and collections personnel necessary for IVP to provide the Services related to Net Sales. Such Employees may be employees exclusively of IVP, or may be independent contractors or leased employees.

                  1.1.7 "Fiscal Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year.

                  1.1.8 "GAAP" shall mean generally accepted accounting principles applied to public companies in the United States.

                  1.1.9 "Joint Committee" shall mean the committee  described in
         Section 5.1 below.

                  1.1.10 "Month" shall mean a calendar month.

                  1.1.11 "Net Sales" shall mean gross revenues resulting from the provision of the Services, by IVP to Customers of the Medical Practices, that are earned and recorded in accordance with GAAP less contractual sales discounts and bad debt.


                                    ARTICLE 2

                               COST OF OPERATIONS

         2.1 COST OF OPERATIONS. The Cost of Operations reflected on Exhibit
1.1.1 as a pre-determined percentage of Net Sales cover, and fully compensate IVP for the following costs and expenses with respect to the Net Sales:

                  2.1.1 Salaries, fringe benefits, payroll taxes, and other costs of employing or retaining employees to provide the Services, as defined in Section 0.7 hereof;

                  2.1.2 Any sales and use taxes assessed against IVP related to provision of the Services ;

                  2.1.3 Professional and regulatory licensure fees;

                  2.1.4 Insurance premiums that are paid with respect to the insurance delineated in Article 11 below.

                  2.1.5 Such other costs and expenses actually incurred by IVP reasonably necessary for the provision of the Services.

         2.2 In addition to the Cost of Operations provided for in Section 2.1, IVP shall be entitled to an interest expense cost, with respect to its accounts receivables resulting from Net Sales, at a rate equal to LIBOR plus 2.25%, adjusted monthly based on the LIBOR for the applicable month.

         2.3 Notwithstanding anything to the contrary contained herein, Cost of Operations shall not include the following:

                  2.3.1 Direct Costs;

                  2.3.2 The Marketing Services Fee;

                  2.3.3 Any federal or state income or franchise taxes of IVP related to Net Sales; or

                  2.3.4 Cost of Pharmaceutical Products.



                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF IVP

         3.1 SERVICES AND ADMINISTRATION. IVP agrees to record and account separately for Net Sales and agrees that the Services delineated in this Section 3.1, all of which shall be fully compensated by and included in the Cost of Operations and applicable Sales Support Fee.

                  3.1.1 IntegraMed hereby appoints IVP as IntegraMed's sole and exclusive agent and administrator to distribute Pharmaceutical Products to Customers of the Medical Practices and grants IVP all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement.

                  3.1.2 IVP shall bill Customers and collect fees for Pharmaceutical Products supplied to Customers of the Medical Practices.

                  3.1.3 IVP shall maintain all files and records relating to accounting and billing records, and collection records with respect to the Net Sales. Prescription records shall at all times be and remain the property of IVP. IVP's maintenance of all files and records shall comply with all applicable state and federal laws and regulations, including, without limitation, those pertaining to confidentiality of patient records. The records relating to Customers of the Medical Practices shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules, and regulations. IVP may utilize such records in order to provide the Services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. IntegraMed, subject to applicable HIPAA regulations and State privacy laws, shall have unrestricted access to all of such records at all times and such right shall survive any termination of this Agreement. In connection therewith, IntegraMed agrees to enter into IVP's standard Business Associate Agreement required under HIPAA.

                  3.1.4 IVP shall maintain all reasonably necessary management, administrative, supervisory, nursing, pharmacy, clerical, accounting and bookkeeping employees necessary to provide, and IVP shall provide, quality and competent Pharmaceutical Services to Customers of the Medical Practices. IVP shall provide such computer services, printing, postage and duplication services, and any other necessary or appropriate administrative services reasonably necessary for the provision of Pharmaceutical Services to Customers of the Medical Practices. IVP shall have the responsibility for hiring, supervising, promoting, reprimanding, suspending, and/or reinstating and terminating its employees consistent with IVP's policies and procedures.

                  3.1.5 IVP shall arrange for such legal and accounting services as may be reasonably required in the ordinary course of providing the Pharmaceutical Services; provided, however, that IVP shall have no authority to arrange for any legal or accounting services on behalf of IntegraMed. IVP will maintain all bookkeeping services necessary to support the Pharmaceutical Services made available to Customers of the Medical Practices, including, without limitation, maintenance, custody, and supervision of all business records, papers, documents, ledgers, journals and reports, and the preparation, distribution, and recordation of all bills and statements for services rendered by IVP, including the billing and completion of reports and forms required by insurance companies, governmental agencies, or other third-party payors.

                  3.1.6 IVP shall remit to IntegraMed monthly the IntegraMed Marketing Services Fee provided for in Article 6 hereof.

                  3.1.7 In connection with any Pharmaceutical Products sold to Customers of the Medical Practices, IVP shall provide CycleTriage, CycleTrack, CycleKits and any patient educational materials in the same manner as it provides such to Customers purchasing Pharmaceutical Products directly from IVP. Monthly sales call report documentation shall be provided to IntegraMed.

                  3.1.8 IVP shall distribute the Pharmaceutical Products to Customers of the Medical Practices in accordance with all applicable laws and regulations and as prescribed by physicians associated with the Medical Practices.

         3.2 FINANCIAL PLANNING AND GOALS. IVP shall prepare annual Net Sales projections reflecting the anticipated revenues and expenses. IVP shall present the projections to the Joint Committee for its approval at least 30 days prior to the commencement of the Fiscal Year. If the Joint Committee does not agree on the projections or any aspect thereof for any Fiscal Year, the projections for the preceding Fiscal Year shall serve as the budget until such time as projections are approved.

         3.3      FINANCIAL STATEMENTS.
                  --------------------

                  3.3.1 IVP shall prepare and, within 6 business days following the end of each month, present to IntegraMed a statement showing the Net Sales, related expenses and fees due IntegraMed for the month and for the Fiscal Year to date.

                  3.3.2 IVP shall prepare and, within 30 days following each Fiscal Year end, present to IntegraMed a statement showing the Net Sales, related expenses and fees earned by IntegraMed for the Fiscal Year then ended. At the election of IntegraMed, expressed in writing to IVP at least 90 days prior to the end of a Fiscal Year, the statement referred to in this Section 3.3.2 shall be audited by Amper, Politziner & Mattia or other independent certified public accountant, at IntegraMed's expense.

                  3.3.3 IVP's failure to present the statement to IntegraMed in accordance with Section 3.3.2 within 45 days following the end of the Fiscal Year shall be deemed a material breach subject to Section 8.1.2 below.


                                    ARTICLE 4

                   DUTIES AND RESPONSIBILITIES OF INTEGRAMED


         4.1 OVERSIGHT. IntegraMed, while delegating to IVP the fulfillment of Pharmaceutical Services to Customers of the Medical Practices through this Agreement, shall nonetheless have active oversight in IVP's fulfillment of Pharmaceutical Services to Customers of the Medical Practices through its participation in the Joint Committee. IntegraMed hereby agrees that all compensation, expenses, and travel costs for its officers, directors, employees, and consultants, shall be paid by IntegraMed.

         4.2 COOPERATION WITH IVP. IntegraMed agrees that during the Term of this Agreement, it will use its best efforts to cause its officers and employees to execute such documents, agreements, notifications, and consents and take such steps reasonably necessary to assist IVP in providing its Services under this Agreement.

         4.3 SALES AND MARKETING. IntegraMed shall provide marketing services in the form of Customer education concerning the availability of the Pharmacuetical Products and training Medical Practice personnel on the availabilty of the Pharmaceutical Products. IntegraMed shall prepare an annual sales and marketing plan for generation of Net Sales detailing its anticipated activities in such regard. IntegraMed shall present the plan to the Joint Committee for its approval at least 45 days prior to the commencement of the Fiscal Year. If the Joint Committee does not agree on the plan or any aspect thereof for any Fiscal Year, the plan, or portion of the plan in disagreement, for the preceding Fiscal

Year shall serve as the plan until such time as a plan is the subject of agreement. Monthly marketing activity documentation will be provided to IVP by IntegraMed.

                                    ARTICLE 5

                        JOINT DUTIES AND RESPONSIBILITIES

         5.1 FORMATION AND OPERATION OF JOINT COMMITTEE. IVP and IntegraMed shall establish a Joint Committee (the "Joint Committee"), which shall be responsible for developing marketing policies for the overall provision of the Services by IVP and IntegraMed hereunder. IntegraMed and IVP shall each be entitled to elect two members to the Joint Committee, provided, however, that each party shall be allowed only one vote on each matter submitted to the Joint Committee for its vote. The representatives of IntegraMed and IVP on the Joint Committee shall be either directors or executive officers of their respective parties.

                  5.2 DUTIES AND RESPONSIBILITIES OF THE JOINT COMMITTEE. The Joint Committee shall have the following duties and responsibilities:

                  5.2.1 ANNUAL PROJECTIONS AND MARKETING PLANS. All annual projections prepared by IVP, and all sales, marketing, advertising, and promotions plans prepared by IntegraMed, shall be subject to the review, amendment, approval, and/or disapproval of the Joint Committee. Approval shall not be unreasonably withheld.

                  5.2.2 STRATEGIC PLANNING. The Joint Committee shall develop long-term strategic plans, from time to time.

                  5.2.3 RETAIL PRICING POLICIES. The Joint Committee shall establish retail pricing policies.

                  5.2.4 PROVIDER CONTRACT. The Joint Committee shall have veto authority over marketing any managed care, PPO, HMO, Medicare risk and other provider contracts to the Medical Providers.


                                    ARTICLE 6

                                 INTEGRAMED FEES

         IntegraMed shall be paid a marketing services fee, accrued and paid monthly but reconciled to the annual results of operations, equal to 50% of the amount of Net Sales less the sum of (a) the Cost of Pharmaceutical Products, (b) Cost of Operations for such month, (c) Direct Costs for such month and (d) the applicable IVP Sales Intervention Fees set forth on Exhibit 0.2 (the Marketing Services Fee"). The Marketing Services Fee shall be paid to IntegraMed on or before the 20th calendar day following the month in which the Marketing Services Fee is earned.


                                    ARTICLE 7

                    EXCLUSIVE SERVICE RIGHT, TERM AND RENEWAL

         7.1 IntegraMed grants IVP the exclusive right to provide the Pharmaceutical Services on behalf of IntegraMed during the Term of this Agreement.

         7.2 The term of this Agreement shall begin on October 1, 2005 (the "Effective Date") and shall expire on June 30, 2009 (unless this Agreement is renewed from time to time as provided in this Section 8.2) or on any earlier date if this Agreement is terminated pursuant to Article 8 below (the Effective Date through the date of final expiration or termination shall be referred to as the "Term of this Agreement"). This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration, one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject, or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement.


                                    ARTICLE 8

                          TERMINATION OF THE AGREEMENT

         8.1 TERMINATION. This Agreement may be terminated by either party to this Agreement in the event of the following, provided, however, that no party having the right to terminate this Agreement shall be obligated to exercise such right:

                  8.1.1 INSOLVENCY. If a receiver, liquidator, or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization, or insolvency law, and shall not be dismissed within 90 days, or if any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

                  8.1.2 MATERIAL BREACH. If any party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30-day period, or, with respect to breaches that are not curable within such 30-day period, shall not have commenced to cure such breach within such 30-day period and thereafter shall not have cured the breach with the exercise of due diligence. It shall be a material breach for IVP to provide the Services in a manner inconsistent with the generally prevailing standard of care in the delivery of pharmacy services to Customers, or to provide the Services in a commercially unreasonable manner or in a manner that wastes or destroys the assets or reputation of IntegraMed. IntegraMed shall have the burden of proving that IVP has failed to provide the Services in a commercially reasonable manner or has destroyed the assets or reputation of IntegraMed in an arbitration proceeding or court of competent jurisdiction.

                  8.1.3 ILLEGALITY. Any party may terminate this Agreement immediately upon receipt of notification by any local, state, or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party that contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by any party under this Agreement are unlawful and such assertion is not contested by such party (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement. Notwithstanding this paragraph, the parties acknowledge that this Agreement serves the interests of all of the parties. For these reasons, the parties agree to make such amendments to this Agreement as are necessary to conform to the opinions, reviews, and/or orders of regulatory and/or administrative agencies of any jurisdiction, such as to preserve the legality of this Agreement, provided that such are not to the material financial detriment of any party.

                  8.1.4 TERMINATION UPON LOSS OF LICENSE. IntegraMed may terminate this Agreement upon 10 days prior written notice to IVP should IVP's license to practice pharmacy, in any jurisdiction where Pharmaceutical Services are provided to Customers of Medical Practices, is suspended, revoked, or not renewed. Any loss, revocation, or failure to renew licenses of IVP shall be deemed a material breach of this Agreement by the party or parties whose negligence, fault, or failure to provide necessary information is the primary cause of such loss, revocation, or non-renewal.

                  8.1.5 TERMINATION UPON UNPROFITABILITY. In the event that, at any time following the date nine months from the Effective Date of this Agreement, there are no Net Sales generated from the sale of Pharmaceutical Products to Customers of the Medical Practices determined in accordance with GAAP for any period of six consecutive months, then any party may terminate this Agreement upon 30 days prior written notice to the other parties.

                  8.1.6 Terminations pursuant to Sections 8.1.1 through 8.1.5 shall be deemed termination for cause ("Termination for Cause"), and shall be made by delivering a termination notice, detailing the reasons therefor, to the non-terminating party, and providing the opportunity to cure under the provisions of Section 8.1.2 above. A termination for any other reason shall be deemed termination without cause ("Termination without Cause").


                                    ARTICLE 9

                             RIGHTS UPON TERMINATION

         9.1      If this Agreement is Terminated for Cause by IntegraMed, then:


                  9.1.1 The provisions of Articles 10 and 11.1 shall be of no force and effect.

                  9.1.2 The license granted by Article 12 shall cease, and IntegraMed shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  9.2 If this Agreement is Terminated for Cause by IVP, then:

                  9.2.1 The provisions of Articles 10 and 11.2 shall be of no force and effect.

                  9.2.2 The license granted by Article 12 shall cease, and IntegraMed shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

         9.3 If this Agreement is Terminated without Cause by any party, then:

                  9.3.1 If IVP is the non-terminating party, then (a) the provisions of Section 11.1 shall continue to apply for the periods specified therein; and (b) the license granted by Article 12 shall cease, and IntegraMed shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  9.3.2 If IntegraMed is the non-terminating party, then (a) the provisions of Section 11.2 shall continue to apply for the periods specified therein; and (b) the license granted by Article 12 shall cease, and IntegraMed shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  9.3.3 The terminating party shall bear any (a) accounting and bookkeeping; and (b) severance/vacation costs associated with any employees which directly result from the termination.

         9.4 In the event that this Agreement is terminated for any reason, then
(a) IVP shall continue dispensing Pharmaceutical Products to Customers of the Medical Practices that it was servicing as of the date of notice of termination and shall continue to pay to IntegraMed the Marketing Fee as provided for herein for so long as IVP services such Customers, and (b) IVP and IntegraMed covenant to utilize their best efforts, for a period 90 days prior to the termination date and 30 days thereafter, or, if the required notice of termination be only 30 days, then for the notice period and 90 days post-termination, to fully cooperate so as to effect a transition of such Customers to IntegraMed or its designee (the "Transition Period"). For any services provided by IVP during a Transition Period that extend beyond the termination date, IVP shall be paid a reasonable fee to be agreed upon between the IVP and IntegraMed, but in no event shall such amount be less than the Cost of Operations and Service Fee, if any, that would have been earned by IVP during the Transition Period had the Agreement not so terminated.


                                   ARTICLE 10

                                    INSURANCE

         10.1 IVP, at its own cost, shall secure and carry insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, for professional negligence and general liability. Such insurance shall name IntegraMed as an additional named insured. IVP shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify IntegraMed, subject to ordinary deductibles, against all cost, expense, and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages customarily included within the coverage of such policies of insurance available for IVP. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. IntegraMed shall be an additional named insured under the terms of such insurance coverages. A certificate of insurance evidencing such policies shall be presented to IntegraMed within 30 days after the execution of this Agreement. Failure to provide such certificate(s) with such period shall constitute a material breach by IVP hereunder subject to the procedures of
Section 8.1.2 above.

         10.2 IVP shall provide IntegraMed with written notice, at least 10 days in advance of the effective date, of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 11

                      NON-SOLICITATION AND NON-COMPETITION

         11.1 During the Term of this Agreement, and for a period of two years after the termination thereof (except as provided in Section 9 above), IntegraMed shall, not individually or through an affiliate, (a) enter into any agreement with another independent person or entity, other than IVP, to provide services substantially similar to the Services required under this Agreement;
(b) market or sell any pharmaceuticals to any end-user patients, except through IVP, during the Term of this Agreement; or (c) employ or solicit for employment any employee of IVP, or contact any employee of IVP for the purpose of encouraging such employee to leave the employment of IVP.

         11.2 During the Term of this Agreement, and for a period of two years after the termination thereof (except as provided in Section 9 above), IVP shall not, either individually or through an affiliate, (a) market or sell any Pharmaceutical Products to any patients or Customers of the Medical Practices except with IntegraMed's marketing participation (and subject to the terms of this Agreement), provided, however, that this prohibition shall not apply to the Medical Practices identified on Exhibit 11.2 attached hereto who had Customers that had purchased Pharmaceutical Products from IVP prior to the Effective Date of this Agreement; or (b employ or solicit for employment any Employee of IntegraMed, or its affiliates ("IntegraMed Employees"), or contact any IntegraMed Employees for the purpose of encouraging such employees to leave their employment.


                                   ARTICLE 12

                      Licenses and Confidential Information

          12.1 GRANT OF LICENSE. During the Term of this Agreement, IVP hereby grants to IntegraMed a nonexclusive, personal, nonassignable, nontransferable, royalty-free license to use the "Cycle Kit" tradename ("Tradename") in connection with the Marketing Services to be performed pursuant to this Agreement. IntegraMed hereby acknowledges IVP's exclusive ownership of the Tradename.

         12.2 TRADE SECRETS, PROPRIETARY AND CONFIDENTIAL INFORMATION. IntegraMed hereby acknowledges that it shall have access to and become familiar with certain management information systems, trade secrets, and proprietary and confidential information of IVP, as described and scheduled on Exhibit 12.2 ("Confidential Information"). IntegraMed hereby acknowledges IVP's exclusive ownership of Confidential Information and agrees not to use or disclose such Confidential Information without the prior written consent of IVP, which consent may be withheld by IVP in its sole and absolute discretion. IntegraMed shall not photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of IVP and shall be returned to the proprietor immediately upon any termination of this Agreement.


                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         13.2 PRIOR AGREEMENTS; AMENDMENTS. This Agreement and the accompanying exhibits represent the entire agreement and understanding of the parties hereto and supersedes any other prior agreements and understandings between the Parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

         13.3 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect. Subject to such limitations on assignment, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         13.4 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

         13.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in Washington, D.C. (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association, Washington, D.C., and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm, or vacate an arbitral award or otherwise enforce this Section shall be brought only in the Courts of the States of New York or Texas or the United States District Courts for the Southern District of New York or the Northern District of Texas, to whose jurisdiction for such purposes IntegraMed and IVP hereby irrevocably consent and submit.

         13.6 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

         13.7 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         13.8 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:


                  13.8.1            If for IntegraMed:

                                    Jay Higham, President
                                    IntegraMed America, Inc.
                                    Two Manhattanville Road
                                    Purchase, NY 10577-2100



                  13.8.2            If for IVP:

                                    Von L. Best, President & CEO
                                    ivpcare, inc.
                                    7164 Technology Drive
                                    Suite 100
                                    Frisco, TX 75034

         Either party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

         13.9     INDEMNIFICATION.

                  13.9.1 IVP agrees to indemnify and hold harmless IntegraMed, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by IVP related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 13.9.1 shall survive termination of this Agreement.

                  13.9.2 IntegraMed agree to indemnify and hold harmless IVP, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by IntegraMed related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 13.9.2 shall survive termination of this Agreement.

                  13.9.3 In the event of any claims or suits in which IVP and/or IntegraMed, their directors, officers, employees and servants are named, each of IVP and IntegraMed, for their respective directors, officers, employees agree to cooperate in the defense of such suit or claim; such cooperation shall include, by way of example but not limitation, meeting with defense counsel (to be selected by the respective party hereto), the production of any documents in his/her possession for review, response to subpoenas and the coordination of any individual defense with counsel for the respective parties hereto. The respective party shall, as soon as practicable, deliver to the other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon such party, for which such party seeks indemnification hereunder. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason. of this Agreement.

                  13.9.4 Promptly after the receipt by IntegraMed of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 13.9.1 ("asserted liability"), IntegraMed, will demand such indemnification from IVP and proffer the defense to IVP. IVP may thereafter, at its option, assume such defense at its own expense and by its own counsel. IVP shall provide written notice to IntegraMed, within 20 days, of its assumption or declination of such defense. If IVP shall undertake to compromise any asserted liability, it shall promptly notify IntegraMed, of its intention to do so and IntegraMed, agrees to cooperate fully and promptly with IVP and its counsel in the compromise and defense of any asserted liability.

         IVP shall not enter into any non-monetary settlement hereunder without the prior written consent of IntegraMed. Notwithstanding the foregoing, IntegraMed shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

                  13.9.5 Promptly after the receipt by IVP of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 13.9.2 ("asserted liability"), IVP will demand such indemnification from IntegraMed, and proffer the defense to such party. Such party may thereafter, at its option, assume such defense at its own expense and by its own counsel. Such party shall provide written notice to IVP, within 20 days, of its assumption or declination of such defense. If IntegraMed, shall undertake to compromise any asserted liability, it shall promptly notify the IVP of its intention to do so and IVP agrees to cooperate fully and promptly with IVP and its counsel in the compromise and defense of any asserted liability. IntegraMed not shall enter into any non-monetary settlement hereunder without the prior written consent of IVP. Notwithstanding the foregoing, IVP shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

         13.10 CONSTRUCTION. Each party and its counsel have participated fully in the review and revision of this Agreement. In construing this Agreement, it shall be deemed to have been drafted jointly.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

IVPCARE, INC.



By: /s/  Von L. Best
   -------------------------------
         Von L. Best, President


INTEGRAMED AMERICA, INC.



By:  /s/  Jay Higham
   ------------------------------
         Jay Higham, President

                                   EXHIBIT 0.2

                               Medical Practices





A. 1% Sales Support Fee- IVP will deduct a Sales Support Fee of 1% of Net Sales for the following Medical Practices:

    1. Reproductive Science Center of Boston
    2. Reproductive Endocrinology Associates of Charlotte
    3. Reproductive Science Center of the Bay Area Fertility and Gynecology Medical Group
    4. Fertility Centers of Illinois
    5. Shady Grove Fertility Centers
    6. IVF Florida Reproductive Associates
    7. Seattle Reproductive Medicine
    8. Reproductive Partners Medical Group


B. 3% Sales Support Fee- IVP will deduct a Sales Support Fee of 3% of Net Sales for the following Medical Practices:

    1. Reproductive Medicine Associates of New Jersey- Morristown, NJ
    2. Reproductive Science Associates- Mineola, New York and Stony Brook, NY
    3. Atlanta Center for Reproductive Medicine- Atlanta, GA
    4. Southeastern Fertility Center- Mt.Pleasant, SC
    5. Midwest Reproductive Medicine- Indianapolis, IN
    6. Center for Assisted Reproduction- Bedford, TX
    7. Center for Reproductive Medicine- Minneapolis, MN
    8. Colorado Center for Reproductive Medicine- Englewood, CO
    9. The Center for Reproductive Medicine- Mobile, AL
   10. Reproductive Resource Center- Overland, Kansas
   11. Abington Reproductive Medicine-Philadelphia, PA
   12. Oregon Health & Science University Consultants/Oregon Health & Science University Medical Group

                                  EXHIBIT 1.1.1

                       Cost of Operations (% of Net Sales)



            ----------------------------------------------------------
                         Monthly                   Cost Of
                     Net Sales Operations
            ----------------------------------------------------------
            ----------------------------------------------------------
                     $25,000 or more               22.84%
                     $50,000 or more               17.15%
                     $100,000 or more              14.30%
                     $200,000 or more              12.86%
                     $400,000 or more              12.16%
                     $800,000 or more              11.81%
                     $1,250,000 or more            11.68%
                     $1,500,00 or more             11.64%

                                  EXHIBIT 1.1.2

                         Cost of Pharmaceutical Products

         IVP will purchase Pharmaceutical Products using its wholesale license. IVP will apply its utilization and market-share rebates related to the provision of the Services; however, IVP will not apply its trade discounts received as incentive for timely payment, or its discounts on bulk purchases as defined below. These guidelines yield the following rebate structure as of the Effective Date of this Agreement:

Qualifying Rebates (Passed along with respect to the provision of the Services):
-------------------------------------------------------------------------------
1.   The variable Serono market-share rebates and the Serono Volume Rebates.
2.   The Organon utilization rebates.
3.   The Ferring market-share rebates.

Non-Qualifying Rebates (Kept by IVP):
-------------------------------------
1.   All rebates given as incentive for timely payment (e.g., 2% 30/ Net 31).

Other Issues:

1. A few manufacturers, e.g., TAP, do not offer any rebates, and IVP buys at Wholesale Acquisition Cost (WAC). These products will be billed at net invoice +2%.

2. From time to time, IVP may receive additional discounts from manufacturers for committing to bulk purchases. The quantities usually represent a three- to 12-month supply, and the value of the discounts is partially offset by IVP's cost of capital, storage costs, and property taxes. These discounts will not be applied with respect to provision of the Services

3. WAC will be the basis by which all products costs will be applied with respect to provision of the Services. Qualifying rebates that are taken by IVP at time of payment will be passed with respect to provision of the Services on IVP's invoice. Qualifying rebates that are received via check from the manufacture at a later time will be estimated and accrued in the monthly financials with respect to Net Sales.

                                  EXHIBIT 11.2

                IVP's Prior Relationships with Medical Practices


1.  Reproductive Science Center of Boston
2.  Shady Grove Reproductive Science Centers, Inc.

                                  EXHIBIT 13.2

         IVP's Trade Secrets, Proprietary, and Confidential Information


1.  All information related to IVP that is not directly related to IntegraMed
2.  IVP retail pricing structure.
3.  All internal policies and procedures used by IVP.
4. IVP's rebate structure with all pharmaceutical drug manufacturers and distributors.
5.  IVP's business plans and strategies.
6.  IVP's customer relationships, referral sources, payors, and patients.
7.  IVP's dispensing and drug utilization data.
8.  IVP's  trade  names  and  programs  developed  for  its   direct-to-patient
    distribution services.
9.  Any other material, programs, or systems that IVP deems as confidential.